SECURITIES AND EXCHANGE COMMISSION


        Washington, D.C. 20549






        FORM 8-K


        CURRENT REPORT


        Pursuant to Section 13 and 15(d) of the
        Securities and Exchange Act of 1934


        Date of Report (date of earliest event reported) December 23, 1998



        STRATEGIC CAPITAL RESOURCES, INC.
formerly known as
JJFN Services, Inc.

        (Exact name of Registrant as specified in Charter)


Delaware                                0-28168          11-3289981

(State or other jurisdiction            (Commission      (IRS Employer
 of incorporation)                       File Number)    Identification
                                                             Number)


                           2500 Military Trail North
                                   Suite 260
                           Boca Raton, Florida 33431

(Address of principal executive office)                 (Zip Code)




Registrant's telephone number, including area code: 561-995-0043

Item 4. Submission of Matters to a Vote of Security Holders

        On December 15, 1998, the Company held its Annual Meeting of Shareholders. At the annual meeting, the shareholders took the following actions:

1. Elected the following nine directors who will serve until the next annual meeting of shareholders following their election or until their successors are elected and qualified.

                                Shares For                    Shares Against


David Miller                    10,734,233                              0
Samuel G. Weiss                 10,734,233                              0
John Kushay                     10,734,233                              0
Ralph Wilson                    10,734,233                              0
Joan Kushay                     10,734,233                              0
Kenneth MacKenzie               10,734,233                              0
Gerald Mylroie                  10,734,233                              0
Geoffrey Winters                10,734,233                              0
John H. Roach, Jr.              10,734,233                              0


2.      Approved the appointment of Horton & Company, LLC. as the
Corporation's independent auditors for the current fiscal year ended June 30, 1999.

                           Shares For                      Shares Against

                           10,734,233                              0

3. Ratified the amendment to the Certificate of Incorporation to changing the name of the Corporation to Strategic Capital
Resources, Inc. and reducing the authorized but unissued common and preferred stock.

                           Shares For                      Shares Against

                           10,734,233                              0

4.      Ratified the Corporation's Equity Incentive Plans.

                           Shares For                      Shares Against

                           10,734,233                              0



        SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.


                                         Strategic Capital Resources, Inc.
                                                     (Registrant)

                                                  By /s/John Kushay
                                                     (Signature)
                                                  John Kushay, Treasurer
                                                  Chief Financial Officer

Dated: December 23, 1998